Exhibit 99.2

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Early Results of Maximum Tender Offers and Election of Early Settlement

WOONSOCKET, RI, August 22, 2019 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the early results of the previously announced cash tender offers (the “Maximum Tender Offers,” and each a “Maximum Tender Offer”) for (1) up to $723,339,000 aggregate principal amount (the “2020 Notes Maximum Tender Offer Amount”) of its Floating Rate Notes due 2020 (the “2020 Floating Rate Notes”) and its 2.800% Senior Notes due 2020 (the “2020 2.800% Notes” and, together with the 2020 Floating Rate Notes, the “2020 Maximum Tender Offer Notes”) and (2) up to $961,648,000 aggregate principal amount (the “2021 Notes Maximum Tender Offer Amount”, and together with the 2020 Notes Maximum Tender Offer Amount, the “Maximum Tender Offer Amounts”) of its 3.350% Senior Notes due 2021 (the “2021 3.350% Notes”), its Floating Rate Notes due 2021 (the “2021 Floating Rate Notes”, and together with the 2020 Floating Rate Notes, the “Floating Rate Notes”) and its 2.125% Senior Notes due 2021 (the “2021 2.125% Notes” and, together with the 2021 3.350% Notes and the 2021 Floating Rate Notes, the “2021 Maximum Tender Offer Notes”; the 2020 Maximum Tender Offer Notes and the 2021 Maximum Tender Offer Notes are referred to collectively as the “Maximum Tender Offer Notes”). The Maximum Tender Offer for the 2020 Maximum Tender Offer Notes is referred to as the “2020 Notes Maximum Tender Offer” and the Maximum Tender Offer for the 2021 Maximum Tender Offer Notes is referred to as “2021 Notes Maximum Tender Offer”.

As of 5:00 p.m., New York City time, on August 21, 2019 (the “Early Tender Date”), as reported by D.F. King & Co., Inc., the Tender and Information Agent for the Maximum Tender Offers, the principal amounts of the Maximum Tender Offer Notes listed in the tables below have been validly tendered and not validly withdrawn (except for series of Maximum Tender Offer Notes that are not expected to be accepted for purchase, as explained below). The Maximum Tender Offer Withdrawal Deadline of 5:00 p.m., New York City time, on August 21, 2019 has passed and, accordingly, Maximum Tender Offer Notes validly tendered in the Maximum Tender Offers may no longer be withdrawn. The Maximum Tender Offers were made pursuant to the terms and conditions set forth in the Offer to Purchase dated August 8, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”).

CVS Health announced its election, with respect to the Maximum Tender Offer Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date, to accept for purchase and make payment for such Maximum Tender Offer Notes on August 23, 2019 (the “Early Settlement Date”), subject to the acceptance priority levels applicable to the relevant series as described in the Offer to Purchase and, in the case of the 2020 Floating Rate Notes for the 2020 Notes Maximum Tender Offer, and in the case of the 2021 3.350% Notes for the 2021 Notes Maximum Tender Offer, to proration as described in the Offer to Purchase.

Because the aggregate principal amount of 2020 Maximum Tender Offer Notes validly tendered and accepted for purchase would exceed the 2020 Maximum Tender Offer Amount, CVS Health expects that it will accept validly tendered 2020 Floating Rate Notes on a prorated basis in accordance with the Offer to Purchase and none of the validly tendered 2020 2.800% Notes. Because the aggregate principal amount of 2021 Maximum Tender Offer Notes validly tendered and accepted for purchase would exceed the 2021 Maximum Tender Offer Amount, CVS Health expects that it will accept validly tendered 2021 3.350% Notes on a prorated basis in accordance with the Offer to Purchase and none of the validly tendered 2021 Floating Rate Notes or 2021 2.125% Notes.

Because CVS Health expects to accept for purchase, subject to proration, the 2020 Notes Maximum Tender Offer Amount of 2020 Maximum Tender Offer Notes and, subject to proration, the 2021 Notes Maximum Tender Offer Amount of 2021 Maximum Tender Offer Notes, no additional Maximum Tender Offer Notes will be purchased pursuant to the Maximum Tender Offers after the Early Settlement Date. As described in the Offer to Purchase, Maximum Tender Offer Notes tendered and not accepted for purchase will be promptly returned to the tendering Holder’s account.

Holders of all Maximum Tender Offer Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase are eligible to receive the applicable Total Consideration set forth in the tables below, which includes the applicable Early Tender Payment of $30 per $1,000 principal amount of Maximum Tender Offer Notes tendered at or prior to the Early Tender Date. In addition to the applicable Total Consideration, Holders of Maximum Tender Offer Notes accepted for purchase will receive accrued and unpaid interest up to, but not including, the Early Settlement Date.

2020 Maximum Tender Offer Notes(1):

Title of Notes	CUSIP Number	Original Issuer	Acceptance Priority Level	Total Consideration	Early Tender Payment(2)	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted
Floating Rate Notes due 2020	126650DB3	CVS Health Corporation	1	$1,005.00	$30	$1,000,000,000	$803,664,000	$723,339,000	(3)

2021 Maximum Tender Offer Notes(4):
Title of Notes	CUSIP Number	Original Issuer	Acceptance Priority Level	Total Consideration	Early Tender Payment(2)	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted
3.350% Senior Notes due 2021	126650DC1	CVS Health Corporation	1	$1,022.24	$30	$3,000,000,000	$2,059,365,000	$961,622,000	(3)

(1)

Because the aggregate principal amount of 2021 Maximum Tender Offer Notes validly tendered and accepted for purchase would exceed the 2021 Maximum Tender Offer Amount, none of the validly tendered 2020 2.800% Notes are expected to be accepted for purchase.

(2)	Per $1,000 principal amount of Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.
(3)	After application of proration factor.
(4)

Because the aggregate principal amount of 2021 Maximum Tender Offer Notes validly tendered and accepted for purchase would exceed the 2021 Maximum Tender Offer Amount, none of the validly tendered 2021 Floating Rate Notes or 2021 2.125% Notes are expected to be accepted for purchase.

CVS Health has retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as Dealer Managers for the Tender Offers (as defined in the Offer to Purchase). D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes (as defined in the Offer to Purchase) may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (866) 406-2283 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-2995 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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